THIRD MODIFICATION OF MINING LEASE AND OPTION TO PURCHASE

This Third Modification of Mining Lease and Option to Purchase (this "Agreement") is executed as of the 1st day of November, 2006, by and between Crown Mines, L.L.C., as lessor ("Lessor") and Unico, Incorporated, as lessee ("Lessee").

WHEREAS, Lessor and Lessee executed that certain Mining Lease and Option to Purchase (as modified, the "Lease"), dated December 12, 2001, as modified by that certain Modification of Mining Lease and Option to Purchase, dated May 31, 2004, and that certain Second Modification of Mining Lease and Option to Purchase (the "Second Modification"), dated April 21, 2006; and

WHEREAS, the Lease and Purchase Option (as defined in the Second Modification) are due to expire on November 1, 2006; and

WHEREAS, Lessee has requested that Lessor (a) give Lessee until January 31, 2007, to exercise the Purchase Option and (b) keep the Lease in effect until such date; and

WHEREAS, Lessor is willing to grant Lessee's request subject to the terms and conditions herein contained.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that Lessor and Lessee hereby agree as follows:

1. Extension of Purchase Option and Lease. Subject to the terms and conditions contained herein, Lessor hereby agrees that Lessee's right to exercise the Purchase Option shall be extended to January 31, 2007. Lessee and Lessor further agree that the term of the Lease shall be extended until January 31, 2007, unless earlier terminated as herein provided.

2. Required Closing Payment and Future Payments. As a condition precedent to the effectiveness of this Agreement, Lessee shall pay to Lessor in immediately available funds, an amount equal to $1,000,000 (the "Closing Payment"). In addition to the Closing Payment, Lessee shall make additional payments to Lessor (each an "Additional Payment") in immediately available funds in amounts equal to $500,000 on November 30, 2006, $750,000 on December 31, 2006, and $750,000 on January 31, 2007. If Lessee timely pays in full to Lessor the Closing Payment and all of the Additional Payments, such payments shall be applied towards the amount required for the exercise by Lessee of the Purchase Option. The Closing Payment and each of the Additional Payments shall be earned by Lessor on the date of its receipt thereof, and shall not be refundable under any circumstances.

3. On-Going Rental Payments. Until such time that Lessee timely pays the Closing Payment and all of the Additional Payments, Lessee shall pay to Lessor on or before the first day of each month commencing on December 1, 2006, a monthly rental payment equal to $10,000 (the "Rental Payment").

4. Failure to Make Payments; Termination Date. If Lessee shall fail to pay the Closing Payment, any Additional Payment, any Rental Payment or any other amounts payable under the Lease when due and such failure shall continue for ten days, then the Lease and the Purchase Option shall be deemed automatically terminated without any further action required by Lessor. In such event, Lessor shall be entitled to retain any amounts previously paid by Lessee under the Lease.

5. Authority. Each of the undersigned officers of Lessor and Lessee represents and warrants to the other that such officer has been duly authorized, and has the power and authority, to execute this Agreement on behalf of Lessor and Lessee, respectively.

6. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document.

LESSEE:

UNICO, INCORPORATED

By: [signature]
Name: MARK A. LOPEZ
Title: CHIEF EXECUTIVE OFFICER

THE STATE OF California §
§
COUNTY OF San Diego §

On this 3rd day of Nov. 2006, personally appeared before me, Pernell Foster Notary Public, ~~whose identity is personally known to me~~ Mark Anthony Lopez whose identity is (or proved on the basis of satisfactory evidence) and who by me duly sworn (or affirmed), did say he is the CEO of Unico Incorporated. and said document was signed by him in behalf of said corporation by authority of its Bylaws or Resolution of its Board of Directors, and said ______________ acknowledged to me said corporation executed the same.

GIVEN under my hand and seal of office this 3rd day of Nov., 2006.

[signature]
Notary Public – State of CA

OFFICIAL SEAL
PERNELL FOSTER
NOTARY PUBLIC-CALIFORNIA
COMM. NO. 1552165
SAN DIEGO COUNTY
MY COMM. EXP. FEB. 12, 2009

4415613v.1

EXECUTED as of the date set forth in the first paragraph hereof.

LESSOR:

CROWN MINES, L.L.C.

By: I.N. Fehr
I.N. Fehr, President

THE STATE OF TEXAS §
§
COUNTY OF DALLAS §

On this 7th day of November, 2006 personally appeared before me, I.N. Fehr, whose identity is personally known to me (or proved on the basis of satisfactory evidence) and who by me duly sworn (or affirmed), did say he is the President of Crown Mines, L.L.C. and said document was signed by him in behalf of said limited liability company by authority of its Bylaws or Resolution of its Manager, and said I.N.Fehr acknowledged to me said limited liability company executed the same.

GIVEN under my hand and seal of office this 7th day of November 2006.

Sandra J. Jones
Notary Public – State of Texas

SANDRA J JONES
My Commission Expires
November 8, 2007